UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2009

HOUSTON WIRE & CABLE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-52046	36-4151663
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

10201 North Loop East
Houston, TX	77029
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 609-2100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 18, 2009, the Board of Directors of Houston Wire & Cable Company, a Delaware corporation (the “Company”), authorized and declared a dividend of one preferred stock purchase right (a “Right”) for each share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), outstanding at the close of business on May 28, 2009 (the “Record Date”).  Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Stock”), at a purchase price of $40.00, subject to adjustment (the “Purchase Price”).  The specific terms of the Rights are contained in the Rights Agreement, dated as of May 18, 2009, by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agreement”).  The Board of Directors will submit the Rights Agreement for ratification by the Company’s stockholders at the next annual meeting.

The Board of Directors has authorized the adoption of the Rights Agreement to protect stockholders from unsolicited attempts or inequitable offers to acquire the Company.  In general terms, the Rights impose a significant penalty upon any person or group that acquires beneficial ownership of 20% or more of the Company’s outstanding Common Stock without the prior approval of the Board of Directors.  The Company, its subsidiaries, employee benefit plans of the Company or any of its subsidiaries, and any individual or entity holding Common Stock for or pursuant to the terms of or for the purpose of funding any such employee benefit plan are not subject to the penalty.

The following is a summary of the principal terms of the Rights Agreement.  The following summary is a general description only and is qualified in its entirety by the full text of the Rights Agreement which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

The Rights.  Initially, the Rights will trade with, and will be inseparable from, the Common Stock.  The Rights will be evidenced (unless earlier expired, redeemed or terminated) by the certificates for the Common Stock (or, in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership of such shares) and not by separate Right certificates.  The registered holders of the Common Stock will be deemed to be the registered holders of the associated Rights.  Rights are issued to all shares of Common Stock outstanding as of the Record Date or issued (on original issuance or out of treasury) after the Record Date but before the earlier of the “Distribution Date” or the “Expiration Date,” each as described below.  Before the exercise of the Rights, the Rights do not give their holders any additional rights as stockholders of the Company, including the right to vote or to receive dividends.

Exercisability.  The Rights become exercisable and separate from the Common Stock on the Distribution Date.  The “Distribution Date” means the earlier of:

•
The tenth day after public announcement that any person or group of affiliated or associated persons (an “Acquiring Person”) has become the beneficial owner of 20% or more of the Company’s Common Stock; and

•
The tenth business day (or such later date as the Board may designate before a person or group has become the beneficial owner of 20% or more of the Company’s Common Stock) after the date of the commencement of, or public announcement of the intent of any person to commence, a tender or exchange offer that would, if consummated, result in such person becoming the beneficial owner of 20% or more of the Company’s Common Stock;

unless the tenth day or tenth business day, as the case may be, referred to above occurs after the date of public announcement of the Rights Agreement and before the Record Date, in which event the Distribution Date will be the close of business on the tenth day after the Record Date.

The Rights will not be exercisable due solely to the ownership of Common Stock by an existing stockholder, or such stockholder’s affiliates or assigns, who owns 20% or more of the Company’s outstanding Common Stock as of the date of the Rights Agreement so long as such existing stockholder does not acquire any additional shares of Common Stock of the Company that would cause such existing stockholder’s percentage ownership of the outstanding Common Stock to exceed by any amount such existing stockholder’s percentage ownership (rounded up to the next whole percentage point) as of the date of the Rights Agreement.  Furthermore, the Rights will not be exercisable if the Company’s Board of Directors determines in good faith that a person or group of affiliated or associated persons has become an Acquiring Person inadvertently and such person or group reduces its holdings below 20% of the Company’s outstanding Common Stock as promptly as practicable.  Finally, the Rights will not be exercisable if the Company repurchases some of its own Common Stock and, as a result, a person’s or group’s holdings constitute 20% or more of the remaining outstanding Common Stock so long as such person or group does not make any further acquisitions of Common Stock after the repurchase.

When calculating a person’s or group of affiliated or associated persons’ beneficial ownership to determine whether such person or group has become an Acquiring Person, if the person or any of that person’s affiliates or associates holds any option, warrant, convertible security, stock appreciation right or other contractual right or derivative with an exercise or conversion privilege or a settlement payment or mechanism at a price related to, or a value determined in reference to, the Common Stock and that increases in value as the value of the Common Stock increases or that provides the holder with an opportunity to profit from any increase in the value of the Common Stock (a “Synthetic Long Position”), then that person will be deemed to beneficially own the shares of Common Stock in respect of (i) any Synthetic Long Position that is disclosed pursuant to a Schedule 13D under the Securities Exchange Act of 1934; and (ii) any Synthetic Long Position if not so disclosed on a Schedule 13D, if and only if the Board determines that such person shall be deemed to beneficially own the shares of Common Stock in respect of such Synthetic Long Position.

Issuance of Right Certificates.  Before the Distribution Date, the Rights will be evidenced by the Common Stock certificates (or, if the Common Stock is uncertificated, by the book-entry account that evidences record ownership of such Common Stock), and any transfer of shares of Common Stock will constitute a transfer of the related Rights.  After the Distribution Date, the Rights Agent will mail separate certificates evidencing the Rights to each record holder of the Common Stock (or, if the Common Stock is uncertificated, by appropriate changes to the book-entry account that evidences record ownership of such Common Stock) at the close of business on the Distribution Date.  Thereafter, the Rights will be transferable separately from the Common Stock.  Any Rights held by an Acquiring Person are null and void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

•
Flip-In.  If a Acquiring Person becomes the beneficial owner of 20% or more of the Common Stock after the date of the Rights Agreement (other than as a result of repurchases of stock by the Company or certain inadvertent actions and excluding certain holders of more than 20% of the outstanding Common Stock as of the date of the Rights Agreement who do not acquire any additional shares of Common Stock after that date that would cause such holders’ percentage ownership of the outstanding Common Stock to exceed their percentage ownership (rounded up to the nearest whole percentage point) as of the date of the Rights Agreement), then, after the Distribution Date, each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of shares of Common Stock having a market value of twice the Purchase Price.

•
Flip-Over.  If, after any person has become an Acquiring Person, (1) the Company is involved in a merger or other business combination in which the Company is not the surviving corporation or its Common Stock is exchanged for other securities or assets or (2) the Company or one or more of its subsidiaries sell or otherwise transfer assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries, taken as a whole, then each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of shares of common stock of the other party to such business combination or sale (or in certain circumstances, an affiliate) having a market value of twice the Purchase Price.

Expiration.  The Rights will expire on May 18, 2012, unless earlier exchanged or redeemed.

Redemption.  The Board of Directors may redeem all of the Rights at a price of $0.001 per Right at any time before a Person has become an Acquiring Person.

Exchange.  At any time on or after a Person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the outstanding Common Stock), the Board of Directors may exchange all or part of the Rights (other than the Rights beneficially owned by the Acquiring Person and certain affiliated and associated persons) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right.

Anti-Dilution Provisions.  The Board of Directors may adjust the Purchase Price of the Preferred Stock, the number and kind of shares of Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, stock split or reclassification of the Preferred Stock.  No adjustments to the Purchase Price of less than 1% will be made.

Amendments.  For so long as the Rights are redeemable, the Rights Agreement may be amended in any respect without the approval of any holders of shares of Common Stock.  At any time when the Rights are no longer redeemable, the Rights Agreement may be amended without the approval of any Rights holders as long as the amendment does not (i) adversely affect the interests of the Rights holders as such (other than any Acquiring Person and certain affiliated persons); (ii) cause the Rights Agreement again to become amendable other than in accordance with the Rights Agreement; or (iii) cause the Rights again to become redeemable.

Preferred Stock Provisions. Each one one-thousandth of a share of Preferred Stock, if issued:

•	will not be redeemable;

•
will entitle holders to receive, when, as and if declared by the Board of Directors, quarterly dividend payments in an amount per share equal to the greater of, (a) $0.0001 or (b) subject to the provision for adjustment set forth in the Rights Agreement,  the aggregate per share amount of all cash dividends, and the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the date on which the last quarterly dividend was declared, or, with respect to the first quarterly dividend payment, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock;

•
will entitle holders upon liquidation to $1.00 per share of Series A Junior Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment;

•
will entitle holders to the same voting power as one share of Common Stock on all matters submitted to a vote of the stockholders of the Company, and each fractional share of Series A Junior Participating Preferred Stock will entitle the holder thereof to a pro rata fractional vote; and

•
will entitle holders to a per share payment equal to the aggregate amount of stock, securities, cash and any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged via merger, consolidation, or a similar transaction.

The value of a one one-thousandth interest in a share of Preferred Stock should approximate the value of one share of Common Stock.

On May 18, 2009, the Company issued a press release describing the dividend distribution and the Rights.  A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 3.03.  Material Modification to Rights of Security Holders.

Please see the disclosure set forth under Item 1.01 above, which is incorporated by reference into this Item 3.03.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

3.1	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, as filed with the Secretary of the State of Delaware on May 18, 2009.

4.1
Rights Agreement, dated as of May 18, 2009, by and between Houston Wire & Cable Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes as Exhibits thereto, the Form of Certificate of Designation, the Form of Right Certificate and the Summary of Terms.

99.1	Press Release, dated May 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2009	HOUSTON WIRE & CABLE COMPANY

	By:	/s/ Nicol G. Graham
		Name:	Nicol G. Graham
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, as filed with the Secretary of the State of Delaware on May 18, 2009.

4.1
Rights Agreement, dated as of May 18, 2009, by and between Houston Wire & Cable Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes as Exhibits thereto, the Form of Certificate of Designation, the Form of Right Certificate and the Summary of Terms.

99.1	Press Release, dated May 18, 2009.